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                                                                     EXHIBIT 4.3

                                                                      OH&S DRAFT
                                                                        08/10/99





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                     MASTER SALE AND CONTRIBUTION AGREEMENT

                                      among

                        ADVANTA BUSINESS SERVICES CORP.,
                         as the Originator and Servicer,
                     ADVANTA LEASING RECEIVABLES CORP. VIII

                                       and

                      ADVANTA LEASING RECEIVABLES CORP. IX,

                                 as the Obligors

                                   Dated as of

                                 August __, 1999

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                                TABLE OF CONTENTS

                                                                           PAGE
                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01  Terms Defined in the Master Agreement.........................1

SECTION 1.02  Additional Definitions........................................2

                                   ARTICLE II

                          CONVEYANCE OF CONVEYED ASSETS

SECTION 2.01  Conveyance....................................................2

SECTION 2.02  Custody of Contract Files.....................................3

SECTION 2.03  Servicing of Conveyed Assets..................................4

SECTION 2.04  Conveyance of Conveyed Assets.................................4

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.0l  Representations and Warranties of ABS.........................4

SECTION 3.02  Representations and Warranties of the Obligors................6

SECTION 3.03  Repurchase Contracts and Equipment by ABS.....................7

                                   ARTICLE IV

                        COVENANTS OF ABS AND THE OBLIGORS

SECTION 4.01 ABS Covenants..................................................8

SECTION 4.02  Covenants of Each Obligor....................................11

                                    ARTICLE V

                              CONDITIONS PRECEDENT

SECTION 5.01  Conditions to the Obligors' Obligations......................12

SECTION 5.02  Conditions to ABS's Obligations..............................12

                                   ARTICLE VI

                                   TERMINATION

SECTION 6.01  Termination..................................................13

SECTION 6.02  Effect of Termination........................................13
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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                           PAGE

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

SECTION 7.01  Amendment....................................................13

SECTION 7.02  Governing Law................................................13

SECTION 7.03  Notices......................................................13

SECTION 7.04  Severability of Provisions...................................14

SECTION 7.05  Assignment...................................................14

SECTION 7.06  Further Assurances...........................................14

SECTION 7.07  No Waiver; Cumulative Remedies...............................14

SECTION 7.08  Counterparts.................................................14

SECTION 7.09  Binding Effect...............................................14

SECTION 7.10  Merger and Integration.......................................14

SECTION 7.11  Headings.....................................................15

SECTION 7.12 Exhibit.......................................................15

SECTION 7.13  No Bankruptcy Petition Against any Obligor...................15


                                     -vii-

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                     MASTER SALE AND CONTRIBUTION AGREEMENT




                  THIS MASTER SALE AND CONTRIBUTION AGREEMENT, dated as of August __, 1999 (this "Master Sale Agreement"), is entered into among ADVANTA BUSINESS SERVICES CORP., a Delaware corporation ("ABS"), as Originator and as Servicer under the Master Agreement, ADVANTA LEASING RECEIVABLES CORP. VIII, a Nevada corporation located at 639 Isbell Road, Suite 390-A, Reno, Nevada 89509 ("ALRC VIII") and ADVANTA LEASING RECEIVABLES CORP. IX, a Nevada corporation located at 639 Isbell Road, Suite 390-B, Reno, Nevada 89509 ("ALRC IX"), (ALRC VIII and ALRC IX each individually, an "Obligor" and, together, the "Obligors") as the purchasers or recipient of Conveyed Assets hereunder.


                              W I T N E S S E T H:

                  WHEREAS, ABS, in the ordinary course of its business has, originated or acquired a portfolio of Contracts; and

                  WHEREAS, ABS desires to sell, contribute, transfer and assign all of its right, title and interest in and to the Conveyed Assets (as defined below) to the Obligors upon the terms and conditions set forth herein;

                  WHEREAS, the Obligors, ABS, in its capacity as Servicer, and Bankers Trust Company, as Trustee, have heretofore entered into a Master Facility Agreement, dated as of August __, 1999 (the "Master Agreement") pursuant to which the Obligors will finance, in whole or in part, their purchase and holding of the Conveyed Assets;

                  WHEREAS, it is contemplated that, following the purchase of the Conveyed Assets by the Obligors, ABS, as Servicer or any successor thereto as Servicer under the Master Agreement, will administer and service the Conveyed Assets.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.01 Terms Defined in the Master Agreement. For the purposes of this Master Sale Agreement, capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Master Agreement.
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                  SECTION 1.02 Additional Definitions. Whenever used in this
Master Sale Agreement, the following words and phrases shall have the following meanings:

                  "ABS" shall mean Advanta Business Services Corp., a Delaware corporation, and its successors and assigns.

                  "Conveyance" shall have the meaning set forth in Section 2.01 hereof.

                  "Conveyed Assets" shall mean (i) each Contract sold or contributed by ABS and acquired by the Obligor(s) pursuant to this Master Sale Agreement together with all amounts due or to become due thereunder, (ii) all Collections after the related Cut-Off Date, (iii) Related Security associated therewith, (iv) all balances, instruments, monies and other securities and investments received or held from time to time by the Servicer and representing Collections received after the related Cut-off Date, (v) the right, title and interest of ABS in the Equipment, in each case associated with such Contracts, and (vii) all proceeds of the foregoing, but excluding, any Insurance Premiums, taxes, late charge fees and Initial Unpaid Amounts.

                  "Electronic Ledger" shall mean the Servicer's master electronic record of all contracts serviced by it, including the Contracts.

                  "Insurance Premiums" shall mean any insurance premiums paid by ABS with respect to the Contracts or the Equipment and which premiums are returned to ABS as a refund of such amounts.

                  "Master Sale Agreement" shall mean this Master Sale and Contribution Agreement and all amendments hereto.

                  "Purchase Date" shall mean each date on which a sale and/or contribution of Conveyed Assets is to be effected, as set forth in the related Sale Agreement Supplement.

                  "Sale Agreement Supplement" shall mean each Sale and Contribution Agreement Supplement executed and delivered pursuant to this Master Sale Agreement substantially in the form of Exhibit A.

                  "Substitute Contract" shall, with respect to any Series, have the meaning specified in the related Series Supplement.

                                   ARTICLE II
                          CONVEYANCE OF CONVEYED ASSETS

                  SECTION 2.01 Conveyance. (a) ABS hereby, on each Purchase Date, as evidenced by the execution and delivery by ABS and the Obligors of a Sale Agreement Supplement, sells, transfers, assigns, sets over, contributes, quitclaims and otherwise conveys to the Obligors (collectively, the "Conveyance") all of ABS's right, title and interest in, to and under the related Conveyed Assets, whether in existence at the Purchase Date or thereafter arising. The Conveyed Assets conveyed to each of the respective Obligors shall be as set forth in the related Sale


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Agreement Supplement. Each such transfer of Conveyed Assets by ABS shall be without representation, warranty or recourse except as expressly provided in
Section 3.01.

                  (b) The purchase price for the Conveyed Assets conveyed pursuant to this Master Sale Agreement and the amount of such Conveyed Assets which will be contributed to the Obligors shall be determined by ABS and the Obligors at the time of the execution and delivery of such related Sale Agreement Supplement. The amount paid to ABS for the Conveyed Assets sold on a Purchase Date shall be paid by the Obligors to or at the direction of ABS as provided in the related Sale Agreement Supplement.

                  (c) In connection with each such Conveyance, prior to each related Purchase Date, ABS agrees to record and file, at its own expense, financing statements (and thereafter timely continuation statements with respect to such financing statements) with respect to the related Conveyed Assets, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary or reasonably desirable to perfect and to maintain the perfection of, the conveyance of the related Conveyed Assets from ABS to the Obligors and the pledge of such related Conveyed Assets from the Obligors to the Trustee, and to deliver a copy of such financing statements or other evidence of such filings to the Obligors on or prior to the related Purchase Date; provided, however, that except as required by the Master Agreement, no financing statements will be recorded or filed with respect to the sale or transfer of the Equipment owned by ABS unless (i) ABS, as Servicer shall determine to file UCC-3 statements or similar statements with respect to such Equipment in order to exercise remedies with respect to Defaulted Contracts to which such Equipment relates or (ii) such Equipment has a value in excess of $25,000; and provided further that the Contract Files will not be physically delivered to the Obligors or to the Trustee, but instead will be held by the Servicer (or its designated custodian) on behalf of the Trustee and the Contract Files will be marked as required by the Master Agreement.

                  (d) In connection with each such Conveyance, ABS shall, at its own expense, (i) cause its books and records to be marked to show that the related Conveyed Assets have been transferred to the Obligors in accordance with this Master Sale Agreement, and that the related Conveyed Assets have been pledged to the Trustee in accordance with the Master Agreement on or prior to the related Purchase Date and (ii) deliver to the Obligors the related List of Contracts on the related Purchase Date. Each Obligor agrees (i) to mark its books and records to show the acquisition of the Conveyed Assets and that such Conveyed Assets have been pledged to the Trustee in accordance with the Master Agreement and a specified Series Supplement and (ii) to deliver to the Trustee the related List of Contracts on the related Purchase Date. In addition, the Servicer, shall cause its Electronic Ledger to include the Conveyed Assets as contracts serviced by the Servicer and shall mark its Electronic Ledger to show that the related Conveyed Assets are owned by the Obligors in accordance with this Master Sale Agreement and such Conveyed Assets have been pledged to the Trustee in accordance with the Master Agreement and the Series Supplement on or prior to the related Purchase Date.

                  SECTION 2.02 Custody of Contract Files. In connection with (a) each Conveyance of Conveyed Assets to the Obligors, and (b) each pledge by such Obligors to the Trustee for the benefit of the related Series Secured Parties, pursuant to the Master Agreement, the Servicer will


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retain the Contract Files (provided that such Contract Files may be held by a designated custodian of the Servicer) and any related evidence of insurance and payments on behalf of the Trustee.

                  SECTION 2.03 Servicing of Conveyed Assets. In connection with the Conveyance of the Conveyed Assets to the Obligors pursuant to this Master Sale Agreement and pursuant to the related Sale Agreement Supplement and the pledge thereof to the Trustee, ABS hereby agrees, until a successor servicer accepts such duties and responsibilities, to service the Conveyed Assets for the benefit of the Obligors (and their respective successors and assigns) and the Trustee in accordance with the terms and conditions of the Master Agreement.

                  SECTION 2.04 Conveyance of Conveyed Assets. Each Conveyance of Conveyed Assets shall be evidenced by the execution and delivery by the Obligors and ABS of this Master Sale Agreement and the execution and delivery of a Sale Agreement Supplement in the form of Exhibit A hereto, and all of the Obligors' rights hereunder and thereunder shall similarly be pledged to the Trustee for the benefit of the related Series Secured Parties as of the related Purchase Date. Each such conveyance shall be effective as of the related Purchase Date.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 3.0l Representations and Warranties of ABS. ABS hereby makes the following representations and warranties for the benefit of the Obligors, the Trustee and the related Series Secured Parties. Such representations and warranties speak, as to the Conveyed Assets conveyed as of the related Purchase Date, unless otherwise indicated, but shall survive each Conveyance of the Conveyed Assets to the Obligors and their successors and assigns.

                  (a) As of the Purchase Date each, contract is an "Eligible Contract" as such term is defined in the related Series Supplement and as defined in the Sale Agreement Supplement.

                  (b) As to ABS:

                           (i) Organization and Good Standing. ABS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and to conduct its business as presently conducted, and ABS had at all relevant times, and now has, power, authority, and legal right to acquire, own, contribute and sell the Conveyed Assets;

                           (ii) Due Qualification. ABS is duly qualified to do business as a foreign corporation and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which its ownership or lease of property or the servicing of the contracts or the conduct of its business requires such qualification, license or approval, except to the extent that the failure to be so qualified, or to obtain such licenses and approvals, would not, in the aggregate, materially and adversely affect the ability of ABS to perform its obligations under the Master Agreement and all supplements thereto, this


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         Master Sale Agreement, each Sale Agreement Supplement and each Series
         Related Document to which ABS is a party;

                           (iii) Power and Authority. ABS has full corporate power and authority to execute and deliver this Master Sale Agreement, each Sale Agreement Supplement and each other Series Related Document to which ABS is a party and to carry out their respective terms; ABS has duly authorized the sale and contribution to the Obligor(s) of the related Conveyed Assets by all necessary corporate action; and the execution, delivery, and performance of all Series Related Documents has been duly authorized by ABS by all necessary corporate action;

                           (iv) Valid Sale; Binding Obligations. Upon execution and delivery of each Sale Agreement Supplement by ABS, such Sale Agreement Supplement will constitute an absolute assignment to the Obligors of all right, title and interest of ABS in the Conveyed Assets transferred thereby, and the Conveyed Assets will thereafter be held by the Obligors free and clear of Adverse Claims of ABS or any Person claiming through or under ABS, except for Adverse Claims permitted under, or to be created by, the Master Agreement and the Series Supplement; this Master Sale Agreement and each Series Related Document to which ABS is a party when duly executed and delivered, will each constitute a legal, valid, and binding obligation of ABS, enforceable against ABS in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, receivership, conservatorship or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought whether a proceeding at law or in equity;

                           (v) No Violation. The consummation of the transactions contemplated by and the fulfillment of the terms of the Master Agreement, each Series Supplement, this Master Sale Agreement, each Sale Agreement Supplement and each Series Related Document to which ABS is a party will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of ABS, or any material term of any indenture, agreement, mortgage, deed of trust, or other instrument to which ABS is a party or by which it is bound, or result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument, other than this Master Sale Agreement, the Sale Agreement Supplement, the Master Agreement and each Series Related Document to which ABS is a party, or violate any law or any order, writ, judgment award, injunction, decree, rule, or regulation applicable to ABS or affecting it or its property, which would have a material adverse effect on the Conveyed Assets, and no transaction contemplated hereby requires compliance with any bulk sales act or similar law;

                           (vi) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of ABS, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental authority (A) asserting the invalidity of this


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         Master Sale Agreement or the Master Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Master Sale Agreement, any Sale Agreement Supplement or the Master Agreement, or
         (C) seeking any determination or ruling, that might (in the reasonable judgement of ABS) materially and adversely affect the performance by ABS of its obligations under, or the validity or enforceability of, this Master Sale Agreement, any Sale Agreement Supplement or the Master Agreement;

                           (vii) Insolvency. ABS is not insolvent and will not be rendered insolvent by the transactions contemplated by this Master Sale Agreement or the Master Agreement;

                           (viii) Principal Place of Business. Except to the extent that notice of any change in such location or locations has been given as provided in Section 4.01(e) of this Master Sale Agreement, ABS's principal place of business, and chief executive office is located at 1020 Laurel Oak Road, Voorhees, New Jersey 08043;

                           (ix) Valid Assignment. It is the intention of ABS that each sale, contribution, transfer and assignment herein contemplated constitute a valid assignment of the related Conveyed Assets from ABS to the Obligors and that the beneficial interest in and title to the Conveyed Assets not be part of the estate of ABS in the event of any insolvency or receivership or conservatorship proceeding with respect to ABS;

                           (x) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, is required for the due execution, delivery and performance by ABS of this Master Sale Agreement or any Sale Agreement Supplement, except for such authorizations, approvals, actions, notices and filings as have already been obtained, taken or made in connection with Municipal Contracts;

                           (xi) Accuracy of Information. All information heretofore furnished in writing by ABS to the Obligors or the Trustee for purposes of or in connection with this Master Sale Agreement or any transfer is true, accurate and complete in every material respect on the date such information is stated or certified, and all such information hereafter furnished by ABS to such Persons will be true, accurate and complete in every material respect, on the date such information is stated or certified; and

                           (xii) Names. ABS has not, in the past two years, used any corporate names, trade names or assumed names other than the name in which it has executed this Master Sale Agreement.

                  SECTION 3.02 Representations and Warranties of the Obligors. Each Obligor hereby makes the following representations and warranties with respect to itself and not with respect to any other Obligor. The following representations and warranties are made to ABS in its individual capacity and as Seller and as Servicer and to the Trustee and to each Series Secured Party. ABS will rely and the Obligors acknowledge and agree that ABS will rely on the following representations and warranties in agreeing to enter into this Master Sale Agreement and sell and


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contribute Conveyed Assets hereunder. Such representations and warranties speak as of each Purchase Date, and shall survive each sale, transfer and assignment of the respective Conveyed Assets to the Obligors and their respective successors and assigns.

                  (a) Organization and Good Standing. The Obligor is a legal entity duly organized, validly existing and in good standing under the laws of the State of its organization, with full corporate power and authority to own its properties and to conduct its business as presently conducted;

                  (b) Due Qualification. The Obligor is duly qualified to do business as a foreign corporation and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, license or approval, except to the extent that the failure to be so qualified, or to obtain such license and approvals would not, in the aggregate, materially and adversely affect the ability of the Obligor to comply with the terms of this Master Sale Agreement, the Master Agreement and all Series Related Documents to which the Obligor is a party;

                  (c) Power and Authority. The Obligor has the corporate power and authority to execute and deliver this Master Sale Agreement, the Master Agreement and all Series Related Documents to which it is a party and to carry out their respective terms; and the execution, delivery, and performance of this Master Sale Agreement, the Master Agreement and all Series Related Documents to which the Obligor is a party have been duly authorized by the Obligor by all necessary corporate action;

                  (d) Binding Obligations. This Master Sale Agreement, the Master Agreement and each Series Related Document to which the Obligor is a party, when executed and delivered, will constitute a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought whether a proceeding at law or in equity;

                  (e) No Violation. The consummation of the transactions contemplated by and the fulfillment of the terms of this Master Sale Agreement, the Master Agreement, the Series Supplement, each Sale Agreement Supplement to which the Obligor is a party and all other Series Related Documents to which the Obligor is a party will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the organizational documents of the Obligor, or any material term of any agreement to which the Obligor is a party.

                  SECTION 3.03 Repurchase Contracts and Equipment by ABS. Upon discovery by the Trustee, the Servicer or an Obligor of a breach of any of the representations and warranties made pursuant to Section 3.01 above or in any Sale Agreement Supplement that materially and adversely affects the interests of the Obligors or their successors or assigns, including the Trustee


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or any Holder of Notes, in any of the Contracts, the Equipment or the Contract
File, the party discovering such breach shall give prompt written notice to the others. Unless the breach shall have been cured by ABS or any successor thereto or waived, ABS shall repurchase such Contract and the Equipment subject to such Contract from appropriate Obligor or Obligors on the date such Contract is removed from the Series Trust Estate and on such date pay the repurchase price to the Trustee for the benefit of the Obligors and the Obligors shall direct the Trustee to deposit such amount in the Collection Account created under the appropriate Series Supplement. The repurchase price shall be equal to the Prepayment Amount determined as provided under the terms of the Master Agreement. The obligation of ABS as provided in this Section 3.03 to repurchase any Contract and the Equipment subject to such Contract as to which a breach has occurred and is continuing and to remit the Prepayment Amount shall constitute the sole remedy against ABS for such breach available to the Obligors and the Trustee. The representations and warranties set forth in Section 3.01 and the Sale Agreement Supplements shall survive each sale, transfer and assignment of the Conveyed Assets to the Obligors and their pledge to the Trustee.


                                   ARTICLE IV
                        COVENANTS OF ABS AND THE OBLIGORS

                  SECTION 4.01 ABS Covenants. ABS hereby covenants and agrees with the Obligors as follows:

                  (a) Merger of, Consolidation of, or Assumption of the Obligations of, ABS. Any corporation (i) into which ABS may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which ABS shall be party, or (iii) succeeding to the business of ABS substantially as a whole, which corporation in any of the foregoing cases executes an agreement of assumption to perform every obligation of ABS under this Master Sale Agreement and each Sale Agreement Supplement and under the Master Agreement, each Series Supplement and all other Series Related Documents, will be the successor to ABS under this Master Sale Agreement and each Sale Agreement Supplement without the execution or filing of any document or the taking of any further act on the part of any of the parties to this Master Sale Agreement, anything in this Master Sale Agreement or any Sale Agreement Supplement notwithstanding; provided, however, that immediately after giving effect to such transaction, no representation or warranty made pursuant to
Section 3.01 shall have been breached.

                  (b) Limitation on Liability of ABS and Others. ABS and any director or officer or employee or agent of ABS may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Master Sale Agreement and each Sale Agreement Supplement. ABS shall not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its obligations as the seller of the Conveyed Assets under this Master Sale Agreement or any Sale Agreement Supplement and that in its opinion may involve it in any expense or liability.

                  (c) Preservation of Security Interest. ABS shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the


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Obligors under this Master Sale Agreement and each Sale Agreement Supplement in the Conveyed Assets and in the proceeds thereof; provided that no filings shall be required on any Equipment owned by ABS except (i) as required by ABS's Credit and Collection Policy and (ii) as otherwise required by any Sale Agreement Supplement. ABS shall not be required to file financing statements with respect to the Equipment owned by ABS except as otherwise required hereby.

                  (d) Preservation of Name, etc. ABS will not change its name, identity or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by ABS in accordance with paragraph (c) above or the Master Agreement seriously misleading within the meaning of Section 9-402 (7) of the UCC, unless it shall have given the Obligors and the Trustee at least 30 days prior written notice thereof.

                  (e) Preservation of Office. ABS will give the Obligors and the Trustee at least 30 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing, or continuation statement or of any new financing statement filed hereunder or pursuant to the terms of any conveyance agreement and will give the Obligors and the Trustee at least 30 days prior written notice of any change in location of the Contract Files.

                  (f) Making of Record. ABS, as transferor of the Contracts and Equipment will, at its own cost and expense, (i) maintain a master record of the Contracts and Equipment and (ii) mark its records to show that the Contracts and Equipment have been conveyed to the Obligors and that they have been pledged and assigned to the Trustee pursuant to the Master Agreement.

                  (g) Compliance with Law. ABS will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Conveyed Assets or any part thereof; provided, however, that ABS may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Obligors or the Trustee in the Conveyed Assets.

                  (h) Conveyance of Conveyed Assets; Security Interests. Except for the sales and conveyances under this Master Sale Agreement and under each Sale Agreement Supplement and pursuant to the Master Agreement, ABS will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Adverse Claim on any Asset, or any interest therein and ABS shall defend the right, title, and interest of the Obligors and their successors and assigns in, to and under the Conveyed Assets, against all claims of third parties claiming through or under ABS; provided, however that nothing in this subsection 4.01(h), shall prevent or be deemed to prohibit ABS from suffering to exist upon any of the Conveyed Assets any Adverse Claim for federal, state, municipal or other local taxes if such taxes shall not at the time be due and payable or if ABS shall concurrently be contesting the validity thereof in good faith by appropriate proceedings which act to stay enforcement thereof and shall have set aside on its books adequate reserves with respect thereto.

                  (i) Notification of Breach. ABS will advise each Obligor and the Trustee promptly, in reasonable detail, of the occurrence of any breach by ABS or other party hereto


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following discovery by ABS of such breach of any of its representations, warranties and covenants contained herein.

                  (j) Further Assurances. ABS will make, execute or endorse, acknowledge and file or deliver to the Obligors from time to time such schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Conveyed Assets and other rights covered by this Master Sale Agreement, as the Obligors or the Trustee may request and reasonably require; provided, however, that, no UCC filing, will be required with respect to the Equipment except as otherwise required hereby or by the Master Agreement.

                  (k) Maintenance of Records. ABS agrees to maintain this Master Sale Agreement and each Sale Agreement Supplement continuously from the time of its execution.

                  (l) Non-disclosure. ABS hereby covenants and agrees with the Obligors not to disclose to any Person (except the Trustee, any rating agency rating obligations issued by the Obligors and investors or potential investors in such obligations) any of the information provided to the Servicer to be included in the Electronic Ledger or any List of Contracts delivered on any Purchase Dates pursuant to subsection 5.01(c) hereof or subsection 2(c) of the Sale Agreement Supplement, except such disclosures as are required upon the appointment of a successor Servicer under the Master Agreement or by law and except that ABS consents to the disclosure of any material nonpublic information with respect to it (i) to any other such party, (ii) to any prospective or actual assignee or participant of any of them, (iii) by the Trustee to any Rating Agency, commercial paper dealer or Support Provider, or any entity organized for the purpose of purchasing or making loans secured by, financial assets for which any Noteholders' Agent provides managerial services or acts as the administrative agent and (iv) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. ABS hereby agrees to take such measures as shall be reasonably requested by the Obligors or their duly appointed agent or the Trustee to protect and maintain the security and confidentiality of any of the information, and in connection therewith, shall allow the Obligors or their duly appointed agent and the Trustee from time to time during normal business hours and upon reasonable prior notice to inspect the applicable security and confidentiality arrangements from time to time in normal business hours. ABS shall give the Obligors and the Trustee five days prior written notice of any disclosure pursuant to this Section 4.01(l).

                  (m) ABS understands that the Obligors intend to pledge the Conveyed Assets and the Obligors' rights (but not their obligations) under this Master Sale Agreement to the Trustee pursuant to the Master Agreement and hereby consents to the assignment of all or any portion of this Master Sale Agreement and the Sale Agreement Supplements by each Obligor to the Trustee. ABS agrees that any such assignee of each Obligor may exercise the rights of such Obligor hereunder and shall be entitled to all of the benefits of such Obligor hereunder and to the extent provided for in the Master Agreement.

                  SECTION 4.02 Covenants of Each Obligor. Each Obligor for itself and not for any other Obligor, each hereby covenants and agrees with ABS as follows:

                  (a) Non-disclosure; Inspection. Each Obligor hereby covenants and agrees with ABS not to disclose to any Person (except the Servicer, the Trustee, any rating agency rating obligations issued by the Obligors and investors or potential investors in such obligations) any of the information contained in the Electronic Ledger, or any List of Contracts delivered on any Purchase Date to the Obligors pursuant to subsection 5.01(c) hereof and subsection 2(c) of the Sale Agreement Supplement, except such disclosures as are required upon appointment of a successor Servicer under the Master Agreement or by law and except that the Obligor consents to the disclosure of any material nonpublic information with respect to it (i) to any other such party, (ii) to any prospective or actual assignee or participant of any of them, (iii) by the Trustee to any Rating Agency, commercial paper dealer or a support provider or any entity organized for the purpose of purchasing, or making loans secured by financial assets for which any Noteholders' Agent provides managerial services or acts as the administrative agent and (iv) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. Each Obligor agrees to take such measures as shall be reasonably requested by ABS to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow ABS from time to time during normal business hours and upon reasonable prior notice to inspect the applicable security, and confidentiality arrangements. The Obligors shall give ABS five days' prior written notice of any disclosure pursuant to this subsection 4.02(a).

                  (b) Reconveyance. Prior to each date as of which Contracts and the Equipment subject to such Contracts are to be repurchased by ABS pursuant to
Section 3.03, the Obligors shall cause the Trustee, in accordance with Section
6.11 of the Master Agreement, to assign, on behalf of the Obligors, without recourse, representation, or warranty, to ABS all of the Obligor's right, title, and interest in and to such removed Contract, such purchased Equipment, and all security and documents relating, thereto, such assignment being an assignment outright and not for security; and upon payment of the Prepayment Amount, ABS will thereupon own such Contract, such Equipment and all such security and documents, free of any further obligation to the Obligor with respect thereto. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or holder entitled to enforce the Contract, the Obligors shall, at the Obligor's expense, take such steps as the Obligors deem necessary to enforce the Contract, including bringing suit in such Obligors' names.

                  (c) User's Quiet Enjoyment. Each Obligor hereby acknowledges and agrees that its rights in the Equipment are expressly subject to the rights of the related Users in such Equipment pursuant to the applicable Contract. Each Obligor covenants and agrees that, so long as a User shall not be in default of any of the provisions of the applicable Contract, no Obligor nor any assignee of any of the Obligor will disturb the Obligor's quiet and peaceful possession of the related Equipment and the User's unrestricted use thereof for its intended purpose.

                                    ARTICLE V
                              CONDITIONS PRECEDENT

                  SECTION 5.01 Conditions to the Obligors' Obligations. The obligations of an Obligor to enter into this Master Sale Agreement and each a Sale Agreement Supplement and purchase or otherwise acquire Conveyed Assets on the related Purchase Date shall be subject to the satisfaction of the following conditions:

                  (a) All representations and warranties of ABS contained in this Master Sale Agreement with respect to the Conveyed Assets conveyed on the Purchase Date shall be true and correct on the related Purchase Date with the same effect as though such representations and warranties had been made on such date;

                  (b) All information concerning such Conveyed Assets provided to such Obligor shall be true and correct as of the related Cut-Off Date in all material respects;

                  (c) ABS shall have delivered to such Obligor a List of Contracts as of the related Cut-Off Date and shall have substantially performed all other obligations required to be performed by the provisions of this Master Sale Agreement;

                  (d) ABS shall have recorded and filed, at its expense, any financing statement with respect to such Conveyed Assets pursuant to this Master Sale Agreement meeting the requirements of applicable state law in such manner in such jurisdictions as are necessary to perfect the transfer of such Conveyed Assets from ABS to such Obligor, and shall deliver a copy of such financing statements or other evidence of such filings to the Obligors and the Trustee; and

                  (e) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Master Sale Agreement shall be satisfactory in form and substance to the Obligors and the Obligors shall have received from ABS copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Obligors may reasonably have requested.

                  SECTION 5.02 Conditions to ABS's Obligations. The obligations of ABS to enter into this Master Sale Agreement any Sale Agreement Supplement and to sell, transfer, contribute and assign any Conveyed Assets on the related Purchase Date shall be subject to the satisfaction of the following conditions:

                  (a) ABS and the Obligors shall have agreed on the value of the Conveyed Assets. The combination of the purchase price paid and the value of the Conveyed Assets contributed by ABS to the capital of one or more Obligors shall not be less than the fair market value of the Conveyed Assets.

                  (b) All representations and warranties of the Obligors contained in this Master Sale Agreement and in the related Sale Agreement Supplement shall be true and correct with the same effect as though such representations and warranties had been made on such date; and

                  (c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Master Sale Agreement shall be satisfactory in form and substance to ABS, and ABS shall have received from the Obligors copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as ABS may reasonably have requested.


                                   ARTICLE VI
                                   TERMINATION

                  SECTION 6.01 Termination. The respective obligations and responsibilities of ABS and each Obligor created by this Master Sale Agreement and any Sale Agreement Supplement shall terminate upon the earliest of (i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon disposition of any Defaulted Contracts or sale of the Equipment; (ii) the distribution to all Obligors of all amounts required to be paid to them pursuant to this Master Sale Agreement; and (iii) the termination of the Master Sale Agreement.

                  SECTION 6.02 Effect of Termination. No termination nor rejection or failure to assume the executory obligations of this Master Sale Agreement in the bankruptcy, insolvency conservatorship or receivership of ABS, or any Obligor shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including, without limitation, pretermination breaches of representations and warranties by ABS or any Obligor.


                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

                  SECTION 7.01 Amendment. This Master Sale Agreement may be amended from time to time by ABS and each of the Obligors, only with the prior written consent of the Trustee.

                  SECTION 7.02 Governing Law. This Master Sale Agreement and any amendment hereof pursuant to Section 7.01 shall be construed in accordance with and governed by the substantive laws of the State of New York (without regard to choice of law principles) applicable to agreements made and to be performed therein and the obligations, rights, and remedies of the parties under this Master Sale Agreement shall be determined in accordance with such laws.

                  SECTION 7.03 Notices. All demands, notices, and communications under this Master Sale Agreement shall be in writing, and shall be deemed to have been duly given, made and received (i) when delivered against receipt of registered or certified mail or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested; (ii) when delivered by courier with appropriate evidence of receipt; or (iii) upon transmission via facsimile or telex with appropriate evidence of receipt (a) in the case of ABS, at the following address: Advanta Business Services Corp., 1020 Laurel Oak Road, Voorhees, New Jersey, 08043, attention: Treasury Department, (b) in the case of Advanta Leasing Receivables Corp. VIII, to such Obligor at the following address: Advanta Leasing Receivables Corp. VIII, 639 Isbell Road, Suite 390-A, Reno, Nevada 89509, and (c) in the case of Advanta Leasing Receivables Corp. IX, to such Obligor at the following address: Advanta Leasing Receivables Corp. IX, to such Obligor, at the following address: 639 Isbell Road, Suite 390-B, Reno, Nevada 89509. Any party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section 7.03 for giving notice and by otherwise complying with any applicable terms of this Master Sale Agreement, including, but not limited to, subsections 4.01(d) and
(e).

                  SECTION 7.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Master Sale Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Master Sale Agreement and shall in no way affect the validity or enforceability of the other provisions of this Master Sale Agreement.

                  SECTION 7.05 Assignment. Notwithstanding, anything to the contrary contained in this Master Sale Agreement, this Master Sale Agreement may not be assigned by ABS, except (i) as provided in Section 4.01(a) and (ii) as collateral security, granted to the Trustee, without the prior written consent of each of the Obligors, and, except as provided in Section 4.03, this Master Sale Agreement may not be assigned by any of the Obligors without the prior written consent of ABS.

                  SECTION 7.06 Further Assurances. Each of ABS and each Obligor agrees to do such further acts and to execute and deliver to the Trustee such additional assigns, agreements, powers and instruments as are required by the Trustee to carry into effect the purposes of this Master Sale Agreement or to better assure and confirm unto the Trustee its rights, powers and remedies hereunder.

                  SECTION 7.07 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of either Obligor or ABS, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

                  SECTION 7.08 Counterparts. This Master Sale Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                  SECTION 7.09 Binding Effect. This Master Sale Agreement, will inure to the benefit of and be binding upon the parties hereto, the Trustee, the Noteholders and their respective successors and permitted assigns.

                  SECTION 7.10 Merger and Integration. Except as specifically stated otherwise herein, this Master Sale Agreement, the Sale Agreement Supplements, the Master Agreement and all related Series Related Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by, this Master Sale Agreement, the Sale Agreement Supplements, the Master Agreement and the Series Related Documents. This Master Sale Agreement may not be modified, amended, waived or supplemented except as provided herein.

                  SECTION 7.11 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                  SECTION 7.12 Exhibit. The exhibit attached hereto and referred to herein shall constitute a part of this Master Sale Agreement and is incorporated into this Master Sale Agreement for all purposes.

                  SECTION 7.13 No Bankruptcy Petition Against any Obligor. Each of ABS and each Obligor agrees that, prior to the date that is one year and one day after the payment in full of the Notes, it will not institute against any Obligor, or join any other Person in instituting against any Obligor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any state of the United States. This Section 7.13 shall survive the termination of this Master Sale Agreement.

                  IN WITNESS WHEREOF, ABS and the Obligors have caused this Master Sale and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.


                              ADVANTA BUSINESS SERVICES CORP.,
                                 in its individual capacity and as
                                 Originator and Servicer


                              By: ___________________________________
                                  Name:
                                  Title:


                              By: ___________________________________
                                  Name:
                                  Title:

                              ADVANTA LEASING RECEIVABLES CORP. VIII,
                                 as an Obligor


                              By: ___________________________________



                              ADVANTA LEASING RECEIVABLES CORP. IX,
                                 as an Obligor


                              By: ___________________________________

                                                                       EXHIBIT A


               FORM OF SALE AND CONTRIBUTION AGREEMENT SUPPLEMENT


         THIS SALE AND CONTRIBUTION AGREEMENT SUPPLEMENT (this "Sale Agreement Supplement"), dated _________________ (the "Purchase Date") is entered into among ADVANTA BUSINESS SERVICES CORP., ("ABS," in its capacity as "Originator" and "Servicer"), a Delaware corporation located at 1020 Laurel Oak Road, Voorhees, New Jersey 08043, ADVANTA LEASING RECEIVABLES CORP. VIII ("ALRC VIII"), a Nevada corporation located at 639 Isbell Road, Suite 390-A, Reno, Nevada 89509 and ADVANTA LEASING RECEIVABLES CORP. IX ("ALRC IX"), a Nevada corporation located at 639 Isbell Road, Suite 390-B, Reno, Nevada 89509 (each of ALRC VIII and ALRC IX is an "Obligor" and a purchaser or recipient of a contribution hereunder).

                              W I T N E S S E T H:

                  Reference is hereby made to that certain Master Sale and Contribution Agreement dated as of ______, 1999 (the "Master Sale Agreement"), among ABS and the Obligors. Pursuant to the Master Sale Agreement ABS agrees to sell, transfer, assign, set over, contribute, quitclaim and otherwise convey to the Obligors and the Obligors agree to purchase, acquire or accept, from time to time, Conveyed Assets (as defined below) and the Obligors agree to Pledge such Conveyed Assets to the Trustee. The Master Sale Agreement provides that each sale of Conveyed Assets be evidenced by the execution of delivery of a Sale and Contribution Agreement Supplement (each a "Sale Agreement Supplement") such as this Supplement.

                  The Conveyed Assets sold or contributed by ABS pursuant to this Supplement consist of (i) the Contracts listed on the List of Contracts delivered with this Sale Agreement Supplement, all amounts due or to become due thereunder (ii) all Collections after the related Cut-Off Date, (iii) Related Security associated therewith, (iv) all balances, instruments, monies and other securities and investments received or held from time to time by the Servicer and representing Collections received after the related Cut-Off Date; (v) the right, title and interest of ABS in the Equipment associated with such Contracts, and (vi) all proceeds of the foregoing, but excluding any Insurance Premiums, taxes, late charge fees and Initial Unpaid Amounts.

                  The Cut-Off Date with respect to the Contracts is the close of business on ___________. The Purchase Date is ___________ .

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  Section 1. Definitions. For the purposes of this Agreement, capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Master Agreement or the Master Sale Agreement.

                  Section 2. Conveyance. (a) (i) ABS hereby sells, transfers, assigns, sets over contributes, quitclaims and otherwise conveys to ALRC VIII all of ABS's right, title and interest in, to, and under all Conveyed Assets consisting of ABS's Residual Interest in the Equipment, whether now existing or hereafter arising. Each such transfer of the Residual Interest shall be without representation, warranty or recourse except as set forth in Section 3 hereof.

                  (ii) ABS hereby sells, transfers, assigns, sets over contributes, quitclaims and otherwise conveys to ALRC IX all of ABS's right, title and interest in, to, and under all Conveyed Assets other than the Residual Interest, whether now existing or hereafter arising. Each such transfer of Conveyed Assets by ABS shall be without representation, warranty or recourse except as set forth in Section 3 hereof.

                  (iii) Except to the extent such Conveyed Assets are transferred as a contribution to the capital of the Obligor, the Obligors, in consideration of the transfer of the Conveyed Assets to the Obligors, shall pay to ABS on this Purchase Date the purchase price as specified below in subsection
(d) of this Section 2.

                  (b) In connection with such transfer, ABS has heretofore recorded and filed, at its own expense, financing statements (and will hereafter file timely continuation statements with respect to such financing statements) with respect to the Conveyed Assets, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and to maintain the perfection of, the conveyance of the Conveyed Assets from ABS to the Obligors and the pledge of the Conveyed Assets from the Obligors to the Trustee, and delivered a copy of such financing statements or other evidence of such filings to the Obligors; provided, however, that except as required by the Master Agreement no financing statements have been or will be recorded or filed with respect to the sale or transfer of the Equipment owned by ABS unless
(i) ABS as Servicer shall determine to file UCC-3 or similar statements with respect to such Equipment in order to exercise remedies with respect to Defaulted Contracts to which such Equipment relates or (ii) such Equipment has a value in excess of $25,000; and provided further that the Contract Files will not be physically delivered to the Obligors or to the Trustee but instead will be held by the Servicer (or its designated custodian) on behalf of the Trustee and the Contract Files will be marked as required by the Master Agreement.

                  (c) In connection with such transfer, ABS shall, at its expense, (i) cause its books and records to be marked to show that the Conveyed Assets have been transferred to the Obligors in accordance with the Master Sale Agreement and this Sale Agreement Supplement and the Conveyed Assets have been pledged to the Trustee in accordance with the Master Agreement on or prior to the Purchase Date and (ii) deliver to the Obligors the related List of Contracts. Each Obligor agrees (i) to mark its books and records to show the acquisition of the Conveyed Assets and that such Conveyed Assets have been pledged to the Trustee in accordance with the Master Agreement and this Sale Agreement Supplement and (ii) to deliver to the Trustee the related List of Contracts on the Purchase Date.

                  (d) (i) With respect to the Conveyed Assets consisting of the Residual Interest contributed to ALRC VIII under Section 2(a)(i) of this Sale Agreement Supplement, ABS and ALRC VIII agree that ALRC VIII shall pay to ABS the sum of $___________and the balance of the value of such Residual Interest conveyed hereunder shall constitute a contribution to the capital of ALRC VIII and shall be duly recorded in the books of ALRC VIII. The amount, if any, to be paid by ALRC VIII to ABS as set forth in this subsection 2(d)(i) shall be paid to ABS on the date hereof in immediately available funds.

                  (ii) With respect to the Conveyed Assets sold and contributed to ALRC IX under Section 2(a)(ii) of this Sale Agreement Supplement, ABS and ALRC IX agree that ALRC IX shall pay to ABS the sum of $___________ and the balance of the value of the Conveyed Assets conveyed to ALRC IX hereunder shall constitute a contribution to the capital of ALRC IX and shall be duly recorded in the books of ALRC VIII. The amount, if any, to be paid by ALRC IX to ABS as set forth in this subsection 2(d)(ii) shall be paid to ABS on the date hereof in immediately available funds.

                  Section 3. Representations and Warranties. (a) ABS hereby (i) confirms the accuracy, as of the Purchase Date, of the representations and warranties of ABS set forth in Section 3.01 of the Master Sale Agreement with respect to the Contracts conveyed on the Purchase Date and (ii) represents and warrants that, as of the Purchase Date, each Contract is an "Eligible Contract" as such term is defined in the Series ____ Supplement dated as of ____, ___. Such representations and warranties are made for the benefit of the Obligors and the Trustee, and the Obligor are relying on such representations and warranties in purchasing the Conveyed Assets. Such representations and warranties speak as of the Purchase Date, unless otherwise indicated, but shall survive the transfer of the respective Conveyed Assets to the Obligor and its successors and assigns and the Pledge by the Obligor to the Trustee.

                  (b) Each Obligor hereby confirms the accuracy as of the Purchase Date of the representations and warranties set forth in Section 3.02 of the Master Sale Agreement.

                  Section 4. Amendment. This Sale Agreement Supplement may be amended from time to time by ABS and the Obligors only with the prior written consent of the Trustee.

                  Section 5. Governing Law. This Sale Agreement Supplement and any amendment hereof pursuant to Section 4 shall be construed in accordance with and governed by the substantive laws of the State of New York (without regard to choice of law principles) applicable to agreements made and to be performed therein and the obligations, rights, and remedies of the parties under this Sale Agreement Supplement shall be determined in accordance with such laws.

                  Section 6. Counterparts. This Sale Agreement Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

                  Section 7. Binding Effect: Third-Party Beneficiaries. This Sale Agreement Supplement will inure to the benefit of and be binding upon the parties hereto, the Trustee and their respective successors and permitted assigns.

                  Section 8. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                  IN WITNESS WHEREOF, ABS and the Obligors have caused this Sale and Contribution Agreement Supplement to be duly executed by their respective officers as of the day and year first above written.

                                       ADVANTA BUSINESS SERVICES CORP.,
                                       in its individual capacity and as
                                       Seller and Servicer


                                       By: ________________________________
                                           Name: __________________________
                                           Title: _________________________


                                       By: ________________________________
                                           Name: __________________________
                                           Title: _________________________


                                       ADVANTA LEASING RECEIVABLES VIII,
                                       as an Obligor


                                       By: ________________________________
                                           Name: __________________________
                                           Title: _________________________



                                       ADVANTA LEASING RECEIVABLES IX,
                                       as an Obligor


                                       By: ________________________________
                                           Name: __________________________
                                           Title: _________________________